Exhibit 10.15

Securitize Markets, LLC
535 5th Avenue
16th Floor
New York, NY 10017

October 1, 2024

BlackRock USD Institutional Digital Liquidity Fund Ltd.

c/o BlackRock Financial Management, Inc.

50 Hudson Yards

New York, New York 10001

Ladies and Gentlemen:

Reference is made to the letter agreement dated as of January 24, 2024 (the “Agreement”), between BlackRock Financial Management, Inc. (the “Manager”), the investment manager of BlackRock USD Institutional Digital Liquidity Fund Ltd. (the “Fund”), and Securitize Markets, LLC (“SM”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

1. The Manager and SM hereby agree to amend the Agreement effective as of the date of this amendment as follows:

a. Paragraph 2(b) of the Agreement is hereby deleted in its entirety and shall have no force or effect.

b. Paragraph 7(a)(xxii) of the Agreement shall be amended and replaced in its entirety as follows:

“(xxii) SM shall only offer or sell Interests in the United States and the jurisdictions set forth on Exhibit B hereto, as may be amended from time to time by the Manager on written notice to SM (any such jurisdictions, “Approved Non-U.S. Jurisdictions”). Notwithstanding the foregoing, the Manager and SM acknowledge that SM may, solely on an exceptional and case by case basis, offer and sell Interests to eligible prospective investors in certain other jurisdictions notified by the Manager to SM in writing from time to time and recorded in the Guidelines (as defined below) (“Reverse Solicitation Jurisdictions”), where such offer or sale occurs exclusively as a result of an unsolicited request from a prospective investor, made at such investor’s own initiative (“Reverse Solicitation”), provided such Reverse Solicitation is conducted by SM in good faith, in compliance with applicable law and with such written guidelines as may be provided by the Manager to SM, as amended from time to time by the Manager upon written notice to SM (“Guidelines”), and that SM cease or suspend such Reverse Solicitation immediately upon written notice by the Manager. Notwithstanding the Guidelines, SM acknowledges that it remains exclusively responsible for ensuring any offer or sale of Interests (whether conducted as Reverse Solicitation or not) is conducted in compliance with applicable law.”

c. Exhibit B of the Agreement shall be amended and replaced in its entirety with Annex A attached hereto.

d. Paragraph 9(a) of the Agreement shall be amended and replaced in its entirety as follows:

“This letter agreement represents the entire understanding and agreement between and among the Manager, the Fund and SM with respect to the subject matter hereof and supersedes all prior negotiations, representations and agreements, whether written or oral. Except as otherwise set forth herein, this letter agreement may be amended only by a written instrument signed by the Manager and SM.”

2. Paragraphs 8, 9, 12, 13, 14 and 15 of the Agreement shall apply mutatis mutandis to this amendment to the Agreement.

3. For the avoidance of doubt, except as amended hereby, the Agreement is ratified and confirmed in all other respects and remains in full force and effect, and the provisions of this amendment to the Agreement shall be incorporated therein to the fullest extent as of the date hereof.

[Signature Page Follows]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below, whereupon this letter agreement shall constitute a binding agreement between the parties hereto.

Very truly yours,

SECURITIZE MARKETS, LLC

By:	/s/ Joe Nikolson
	Name:	Joe Nikolson
	Title:	CEO

Agreed to and accepted as of this

12/02/2024

BLACKROCK FINANCIAL MANAGEMENT, INC.

By:	/s/ Noelle L’Heureux
	Name:	Noelle L’Heureux
	Title:	Managing Director

Annex A

EXHIBIT B

Approved Non-U.S. Jurisdictions

1. British Virgin Islands

2. Cayman Islands

3